UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

NTS, INC.
(formerly Xfone, Inc.)
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NTS, INC.
1220 Broadway
Lubbock, Texas 79401

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on December 18, 2013

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at: http://www.transferonline.com/proxydocs/nts

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 18, 2013

To our Stockholders:

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Meeting”) of the Stockholders of NTS, Inc. (f/k/a Xfone, Inc.), a Nevada corporation (the “Company”) will be held at 11:30 a.m. ET on December 18, 2013, at the offices of Sichenzia Ross Friedman Ference LLP located at 61 Broadway, 32 nd Floor, New York, NY 10006, United States, for the following purposes:

(1)	To re-elect 9 (nine) directors, each such director to serve until the 2014 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death;

(2)	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2013;

(3)	To approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers as described in this Proxy Statement;

(4)	To vote, on a non-binding advisory basis, on the frequency of stockholder advisory votes on executive compensation; and

(5)	To transact such other matter or matters that may properly come before the Meeting, or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Company’s common stock, $0.001 par value per share, at the close of business on October 22, 2013 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

All stockholders are cordially invited to attend the Meeting in person. Your vote is important regardless of the number of shares you own. Only record or beneficial owners of the Company’s common stock as of the Record Date may attend the Meeting in person. When you arrive at the Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock holdings as of the Record Date, such as a recent brokerage account or bank statement, along with a legal proxy issued by their broker or nominee authorizing the beneficial holders to vote, and a statement from the broker or nominee confirming that the shares have not yet been voted.

STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many stockholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy card. You have the power to revoke your proxy card at any time before it is voted, and the giving of a proxy card will not affect your right to vote in person if you attend the Meeting.

By order of the Board of Directors,

Date: November 1, 2013	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Chairman of the Board

NTS, INC.
1220 Broadway
Lubbock, Texas 79401

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS

To be held on December 18, 2013

Proxy cards in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of NTS, Inc., f/k/a Xfone, Inc. (the “Company,” “we,” “us,” and “our”) for use at the Company's Annual Meeting of Stockholders to be held on December 18, 2013, and at any postponements or adjournment thereof (the “Meeting”). Your vote is very important. For this reason, our Board of Directors is requesting that you permit your shares of common stock, $0.001 par value per share, to be represented at the Meeting by the proxies named on the enclosed proxy card.  We will bear the cost of soliciting the proxies and we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations and sending proxy material, particularly from their customers whose common stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  Solicitation of proxies may also be made personally, or by telephone, facsimile or email, by our regularly employed officers and other employees, who will receive no additional compensation for such activities.

Information Concerning the Proxy Materials and the Meeting

This Proxy Statement contains important information for you to consider when deciding how to vote on the proposals brought before the Meeting (each a “Proposal,” and collectively, the “Proposals”). Please read it carefully.

The following Proposals will be considered and voted upon at the Meeting:

(1)	To re-elect 9 (nine) directors, each such director to serve until the 2014 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death;

(2)	To ratify the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2013;

(3)	To approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers as described in this Proxy Statement; and

(4)	To vote, on a non-binding advisory basis, on the frequency of stockholder advisory votes on executive compensation.

Stockholders also will consider and act upon such other business as may properly come before the Meeting.

Voting materials, which include this Proxy Statement, the accompanying Notice of Meeting, the proxy card and copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the United States Securities and Exchange Commission (the “SEC”) on March 22, 2013, and which contains financial statements and other information of interest to our stockholders, will be first mailed to stockholders on or about November 10, 2013.

Voting Procedures and Vote Required

Only stockholders of record of our common stock at the close of business on October 22, 2013 (the “Record Date”) are entitled to vote at the Meeting. As of October 22, 2013, there were 41,687,266 shares of our common stock outstanding. Each outstanding share of common stock is entitled to one vote on all matters properly coming before the Meeting.  Stockholders may vote in person or by proxy. However, granting a proxy does not in any way affect a stockholder’s right to attend the Meeting and vote in person. Anyone giving a proxy card may revoke it at any time before it is exercised by giving our Corporate Secretary, Alon Reisser, written notice of the revocation, by submitting a proxy card bearing a later date or by attending the Meeting and voting in person. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to Mr. Reisser, by email, at alon@ntscomin.com.

Guy Nissenson and/or Niv Krikov are named as attorneys in the proxy. Mr. Nissenson is our President, Chief Executive Officer and is also the Chairman of our Board of Directors. Mr. Krikov is our Chief Financial Officer. Mr. Nissenson and/or Mr. Krikov will vote all shares represented by properly executed, unrevoked proxy cards returned in time to be counted at the Meeting. Any stockholder granting a proxy has the right to withhold authority to vote for any or all of the nominees to the Board of Directors. Where a vote has been specified in the proxy card with respect to the matters identified in the Notice of the Annual Meeting, including the re-election of directors, the shares represented by the proxy card will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted in accordance with the discretion of the proxy card holders. In addition, the proxy card holders may determine in their discretion with respect to any other matters properly presented for a vote before the Meeting.

The presence in person or by properly executed proxy cards of holders representing fifty point one percent (50.1%) of the outstanding shares of the common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. There are no cumulative voting rights. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting, who will determine whether or not a quorum is present.

In accordance with our Articles of Incorporation and Bylaws, and applicable law, the re-election of 9 (nine) directors shall be by a plurality of the votes cast and the ratification of the appointment of Baker Tilly as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2013 (Proposal 2), the non-binding advisory vote on the executive compensation of the Company’s named executive officers as described in this Proxy Statement (Proposal 3) and the non-binding advisory vote on the frequency of stockholder advisory votes on executive compensation (Proposal 4) shall be by a majority of the votes cast. Approval of an adjournment of the Meeting, if necessary, requires the affirmative vote of a majority of those present at the Meeting, in person or by proxy, entitled to vote.

Shares of common stock represented by proxy cards that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Withholding a vote as to any director nominees is the equivalent of abstaining and in an uncontested vote such as this, abstentions will have no effect on the re-election of directors. On proposals other than the re-election of directors, abstentions will be counted as votes cast, which will have the same effect as a vote “Against”.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as shares which are held in “street name”), you will receive instructions from such holder that you must follow in order for you to specify how your shares will be voted by such holder. A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The proposal to re-elect nine directors (Proposal 1), the advisory vote on executive compensation (Proposal 3), and advisory vote of the frequency by which the advisory vote on executive compensation will be taken (Proposal 4), are each non-routine items and therefore beneficial owners who hold their shares through a stock brokerage account will have to give voting instructions to their brokers in order for a broker to vote on the re-election of directors.  If you are a beneficial owner, failure to provide instructions to your broker will result in your shares not being voted in connection with the re-election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and advisory vote of the frequency by which the advisory vote on executive compensation will be taken (Proposal 4).  The proposal to ratify the appointment of Baker Tilly as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2013 (Proposal 2) is considered a “routine” matter, and a broker has the discretionary voting power to vote on this matter without any instructions from the beneficial owner. Broker non-votes are counted for purposes of determining a quorum, but will have no effect on the proposal to re-elect nine directors (Proposal 1), the advisory vote on executive compensation (Proposal 3), and advisory vote of the frequency by which the advisory vote on executive compensation will be taken (Proposal 4).

If your shares are held in “street name” and you want to vote your shares in person at the Meeting, you must provide evidence at the Meeting of your stock holdings as of the Record Date, such as a recent brokerage account or bank statement. You must also provide a legal proxy issued by your broker or nominee authorizing you to vote your shares, along with a statement from the broker or nominee confirming that the shares have not yet been voted. In addition, you must present photo identification, such as a driver’s license.

Transfer Online, Inc. is our transfer agent, and will be handling the proxy ballots and tabulation of votes for the Meeting.

Internet Voting Option for “Registered” Holders Only

Registered stockholders have three voting options: (1) voting at the Meeting; (2) completing and sending in the enclosed proxy card; or (3) casting a vote on the Internet for such shares.

Instructions for voting electronically:

●	Contact our corporate Secretary, Alon Reisser at alon@ntscominc.com, or Mark Knight from Transfer Online at mark@transferonline.com, to obtain your personal Security Code

●	Go online to www.transferonline.com/proxy

●	Enter the Proxy Code (392) and your personal Security Code

●	Press Submit

●	Make your selections

●	Press Submit

If you vote by Internet, please do not mail your proxy card.

Should you have any questions, or need additional assistance with electronic voting, please contact Transfer Online at info@transferonline.com or call 503-227-2950 (8:00-4:30 PT).

Additional Information

Additional information about our Company is contained in our current and periodic reports filed with the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Copies of such materials can be obtained from the public reference section of the SEC at prescribed rates.

Our principal executive office is located at:

1220 Broadway
Lubbock, Texas 79401
U.S.A.

Telephone Number: 806-771-5212
Fax Number: 806-788-3398

If you have questions about the Meeting or the Proposals, you may contact our corporate Secretary, Alon Reisser, at alon@ntscominc.com.

The date of this Proxy Statement is November 1, 2013

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	7

RECENT DEVELOPMENTS	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8

PROPOSAL 1 – Re-Election of Nominees to the Board of Directors	11
Board Structure	11
Information Regarding the Nominees for the Board of Directors	12

CORPORATE GOVERNANCE	15
Involvement in Certain Legal Proceedings	15
Board Independence	15
Board Meetings and Attendance	15
Board Leadership Structure and Role in Risk Oversight	15
Committees of the Board of Directors	15
Stockholder Communications with the Board	18
Section 16(a) Beneficial Ownership Reporting Compliance	18
Code of Conduct and Ethics	18
Whistleblower Policy	18
Insider Trading Policy	18
Management	19

EXECUTIVE COMPENSATION	20
Summary Compensation	20
Outstanding Equity Awards at 2012 Fiscal Year End	21
Employment Agreements; Termination of Employment and Change-in-Control Arrangements	22
Director Compensation for 2012	23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24

PROPOSAL 2 - Ratification of the Appointment of the Company’s Independent Certified Public Accountants	29
General	29
Audit and Non-Audit Fees	29

PROPOSAL 3 – Advisory Vote on Executive Compensation	30

PROPOSAL 4 - Advisory Vote on the Frequency of Stockholder Advisory Votes on Executive Compensation	31
Background of Proposal	31
Recommended Frequency of Advisory Vote on Compensation	31
Effect	31

AUDIT COMMITTEE REPORT	32

GENERAL AND OTHER MATTERS	32

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING	33

DISSENTER’S RIGHTS	33

HOUSEHOLDING OF PROXY MATERIALS	33

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS	33

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Proxy Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on March 22, 2013. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Proxy Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RECENT DEVELOPMENTS

As reported in our Current Report on Form 8-K filed with the SEC on October 21, 2013, on October 20, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with T3 North Intermediate Holdings, LLC, a Nevada limited liability company (“Holdings”) and North Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Holdings (“Merger Sub”).  Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will become a wholly-owned subsidiary of Holdings through a merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”). Holdings and Merger Sub are affiliates of Tower Three Partners LLC (“T3”). Consummation of the Merger is subject to a number of closing conditions, including, among other things: (i) the adoption and approval of the Merger Agreement by the requisite vote of the Company’s stockholders; (ii) receipt of certain third party consents; (iii) the absence of any law or order prohibiting the Merger; (iv) the accuracy of the representations and warranties, subject to customary materiality qualifiers; and (v) the absence of a Material Adverse Effect (as defined in the Merger Agreement). Consummation of the Merger is not subject to a financing condition.

Because the Merger is expected to close after the record date for the annual meeting, October 22, 2013, the consummation of the Merger will not affect the shareholder votes contemplated by this proxy statement nor will it affect the beneficial ownership information contained herein. Additionally, none of the proposals contained in this proxy statement relate to the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 22, 2013, certain information with respect to the beneficial ownership of our common stock by each stockholder known to us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information filed with the SEC and/or furnished to us by each person, using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as set forth in the “Recent Developments” section above, we are unaware of any contract or arrangement which could result in a change in control of our Company.

The following table assumes, based on our stock records, that there are 41,687,266 shares issued and outstanding as of October 22, 2013.

Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership (Common Stock)	Nature of Ownership	Percent of Class
Guy Nissenson (1)(2) Chairman of the Board, President and Chief Executive Officer 4711 106th Street Lubbock, Texas, 79424 United States	6,760,661	Direct/Indirect	15.1%
Niv Krikov (3) Treasurer, Chief Financial Officer and Principal Accounting Officer 7908 Vicksburg Ave. Lubbock, TX 79424 United States	741,764	Direct	1.7%
Shemer S. Schwarz (4) Director 43 Vitkin St. Ramat Hasharon Israel	242,143	Direct	*
Arie Rosenfeld (5) Director 9, Clos de Wagram 1180 Brussels Belgium	166,581	Direct	*
Timothy M. Farrar (6) Director 572 South Oak Park Way, Redwood City, CA 94062 United States	166,581	Direct	*
Alan L. Bazaar (7) Director 9 Bedford Road Katonah, NY 10536 United States	5,117,514	Direct/Indirect	12.3%

Don Bell III (8) Director 3713 Southwestern Boulevard Dallas, TX 75225 United States	50,000	Direct	*
Andrew MacMillan (9) Director 130 Colonial Parkway, Apt 2K Yonkers, NY 10710 United States	50,000	Direct	*
Jeffrey E. Eberwein (10) Director Lone Star Value Management, LLC 53 Forest Avenue Old Greenwich, CT 06870United States	2,861,960	Indirect	6.9%
Richard K Coleman, Jr. (11) Director 43 Glenmoor Drive Cherry Hills Village, CO 80113 United States	75,000	Direct	*
Hollow Brook Wealth Management LLC (12) 410 Park Avenue - 17th Floor, New York, NY 10022 United States	5,011,966	Direct/Indirect	12.0%
Richard L. Scott (13) 568 9th Street S., Suite 276, Naples, FL 34102 United States	5,011,966	Indirect	12.0%
Burlingame Asset Management, LLC and Blair E. Sanford (14) 1 Market Street Spear Street Tower, Suite 3750 San Francisco, CA 94105 United States	8,396,436	Indirect	19.9%
Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (15) c/o Chadbourne & Parke LLP Attention: Leslie J. Schreyer 30 Rockefeller Plaza New York, New York 10112 United States	3,170,410	Direct	7.6%

Current Directors and Executive Officers as a Group (10 persons)	16,232,204	Direct/Indirect	35.0%
________________________

* Less than one percent

(1) Mr. Guy Nissenson holds 3,222,165 shares of our common stock and has direct beneficial ownership of 3,142,379 shares of our common stock issuable upon the exercise of options. In addition, certain stockholders provided Mr. Nissenson with irrevocable proxies representing a total of 100,000 shares of our common stock. Mr. Nissenson is deemed to be a beneficial owner of the foregoing 100,000 shares of our common stock.

(2) On July 29, 2010, Mr. Abraham Keinan (our former Chairman of the Board of Directors and former significant shareholder) appointed Mr. Nissenson to act as Mr. Keinan’s proxy in respect of all shares of our common stock that Mr. Keinan owns or holds, now or in the future, directly and/or indirectly, or over which Mr. Keinan has proxy authority (the “Keinan Proxy”). The Keinan Proxy is irrevocable, and subject to NRS 78.355, will remain in effect for as long as Mr. Nissenson is the record or beneficial holder of 100,000 or more shares of our common stock or is a director or an executive officer of the Company. Considering the Keinan Proxy, Mr. Nissenson is deemed to be a beneficial owner of 160,700 shares of our common stock which are owned by Mr. Keinan. In addition, certain stockholders provided Mr. Keinan with irrevocable proxies representing a total of 135,417 shares of our common stock. Considering the Keinan Proxy, Mr. Nissenson is deemed to be a beneficial owner of the foregoing 135,417 shares of our common stock.

(3) Mr. Niv Krikov has direct beneficial ownership of 741,764 shares of our common stock issuable upon the exercise of options.

(4) Mr. Shemer S. Schwarz holds 75,562 shares of our common stock and has direct beneficial ownership of 166,581 shares issuable upon the exercise of options.

(5) Mr. Arie Rosenfeld has direct beneficial ownership of 166,581 shares of our common stock issuable upon the exercise of options.

(6) Mr. Timothy M. Farrar has direct beneficial ownership of 166,581 shares of our common stock issuable upon the exercise of options.

(7) Mr. Bazaar has sole voting and dispositive power over 55,548 shares of our common stock and has direct beneficial ownership of 50,000 shares issuable upon the exercise of options. In addition, Mr. Bazaar has shared voting and dispositive power over 5,011,966 shares of our common stock as Co-Chief Executive Officer of Hollow Brook Wealth Management LLC (“HBWM”) which acts as trustee of a blind trust for the benefit of Mr. Richard L. Scott (the “Scott Blind Trust”), investment adviser of a family partnership controlled by Richard L. Scott’s spouse (the “Scott Family Partnership”) and a revocable trust for the benefit of Mr. Scott’s spouse (the “Scott Revocable Trust”). The Scott Blind Trust, Scott Family Partnership and Scott Revocable Trust (together, the “Scott Trusts”) collectively own 5,011,966 shares of our common stock. Mr. Bazaar disclaims beneficial ownership of all securities held by the Scott Trusts.

(8) Mr. Don Bell has direct beneficial ownership of 50,000 shares of our common stock issuable upon the exercise of options.

(9) Mr. Andrew MacMillan has direct beneficial ownership of 50,000 shares of our common stock issuable upon the exercise of options.

(10) The following information is based in part on Schedule 13D/A filed with the SEC on October 28, 2013 with the SEC by Lone Star Value Investors, LP (“Lone Star Value Investors”), Lone Star Value Investors GP, LLC (“Lone Star Value GP”) Lone Star Value Management, LLC (“Lone Star Value Management”) and Mr. Jeffrey Eberwein. Lone Star Value Investors directly owns 2,811,960 shares of our common stock. Lone Star Value GP is the general partner of Lone Star Value Investors and Lone Star Value Management is the investment manager of Lone Star Value Investors.  Mr. Eberwein is the manager of Lone Star Value GP and the sole member of Lone Star Value Management.  By virtue of their respective positions, each of Lone Star Value GP, Lone Star Value Management and Mr. Eberwein may be deemed to have beneficial ownership of the securities held by Lone Star Value Investors. In addition, Mr. Eberwein directly owns 50,000 shares issuable upon the exercise of options.

(11) Mr. Richard Coleman holds 25,000 shares of our common stock and has direct beneficial ownership of 50,000 shares issuable upon the exercise of options.

(12) The following information is based in part on Schedule 13D filed with the SEC on February 14, 2013 by HBWM, E. Wayne Nordberg, Phillip E. Richter and Mr. Bazaar: HBWM has shared voting and dispositive power over 5,011,966 shares of our common stock collectively owned by the Scott Trusts. Mr. Nordberg as Chairman and Chief Investment Officer of HBWM which acts as trustee of the Scott Blind Trust, investment adviser of the Scott Family Partnership and a revocable trust for the benefit the Scott Revocable Trust has shared voting and dispositive power over 5,011,966 shares of common stock collectively owned by the Scott Trusts. In addition, Mr. Richter has sole voting and dispositive power over 21,739 shares of our common stock and as Co-Chief Executive Officer of HBWM which acts as trustee of the Scott Blind Trust, investment adviser of the Scott Family Partnership and a revocable trust for the benefit the Scott Revocable Trust has shared voting and dispositive power over 5,011,966 shares of our common stock collectively owned by the Scott Trusts. HBWM, Mr. Nordberg and Mr. Richter disclaim beneficial ownership of all securities held by the Scott Trusts.

(13) Based in part on Schedule 13D/A filed with the SEC on November 16, 2011 by Mr. Richard L. Scott (“Mr. Scott”), Mr. Scott may be deemed to beneficially own 5,011,966 shares of common stock, which are owned collectively by the Scott Trusts.

(14) The following information is based in part on Schedule 13G filed with the SEC on March 1, 2013 by Burlingame Equity Investors Master Fund LP (“Master Fund”), Burlingame Equity Investors II, LP (“Onshore Fund II” and together with the Master Fund, the “Funds”), Burlingame Asset Management, LLC (“BAM”) and Blair E. Sanford (“Mr. Sanford”): BAM is the general partner of the Funds. Mr. Sanford is the managing member of BAM. The 8,396,436 shares of our common stock consist of 7,921,436 shares of common stock, and Warrants (the “Warrants”) exercisable for 475,000 shares of our common stock. The Master Fund, BAM and Mr. Sanford have shared voting power and shared dispositive power over 7,660,676 shares of our common stock consisting of 7,264,654 shares of our common stock and Warrants exercisable for 396,022 shares of our common stock.  The Onshore Fund II, BAM and Mr. Sanford have shared voting power and shared dispositive power over 735,760 shares of our common stock consisting of 656,782 shares of our common stock and Warrants exercisable for 78,978 shares of our common stock.  BAM may be deemed to beneficially own 8,396,436 shares of our common stock (which include Warrants exercisable for 475,000 shares of our common stock) which are owned by the Funds and Mr. Sanford may be deemed to beneficially own the 8,396,436 shares of our common stock which are owned by BAM. Due to a 19.99% ownership limitation in the Warrants, BAM, Mr. Sanford and the Funds disclaim beneficial ownership with respect to 475,000 shares of our common stock into which the Warrants are exercisable.

(15) The following information is based in part on a Schedule 13G/A filed with the SEC on February 14, 2013 by Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (the “Trust”) and Mr. Robert Averick: The Trust entered into a Joint Filing Agreement with Mr. Averick pursuant to which they have agreed to jointly file the Schedule 13G in accordance with the provisions of Rule 13d-1(k) of the Act and that said joint filing may thereafter be amended by further joint filings. Leslie J. Schreyer serves as sole Trustee of the Trust and has no pecuniary interest in the 3,170,410 shares or our common stock held by the Trust. Mr. Averick beneficially owns 198,234 shares of our common stock jointly with his wife, Mickel Averick, for which they share voting and dispositive power. Mr. Averick is employed by Kokino, LLC, which acts as non-discretionary investment adviser to the Trust with respect to the shares of common stock beneficially owned by the Trust. Neither Mr. Averick nor Kokino, LLC has voting or dispositive power with respect to the shares of common stock beneficially owned by the Trust.

 PROPOSAL 1

RE-ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS

The Board of Directors (“Board”) oversees our management and our business affairs in order to ensure that our stockholder’s interests are best served. Our Board does not involve itself in our day-to-day operations. It establishes with management the objectives and strategies to be implemented and monitors management’s general performance and conduct.

Board Structure

Our Bylaws provide that the Board will consist of not less than 2 and nor more than 9 members as fixed from time to time by resolution upon the affirmative vote of not less than 75% of the members of the Board; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. Our Board has fixed the number of directors at 9 and we currently have 9 directors in office.

Directors are elected and/or re-elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election and/or re-election of directors shall be held at each annual meeting for each directorship having nominees for election and/or re-election at such annual meeting. A director may resign at any time by delivering his/her resignation to the Chairman of the Board, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the Board (if no such specification is made, it shall be deemed effective at the pleasure of the Board). Vacancies on the Board may be filled by the affirmative vote of not less than 75% of the remaining members of the Board, and each director so chosen shall hold office until the next annual meeting of shareholders and/or until his/her respective successors shall have been duly elected and qualified or until his/her earlier resignation, removal or death. Any director may be removed by the affirmative vote of not less than 90% of the outstanding shares of the Company then entitled to vote, with or without cause, at any time, at a special or an annual meeting of stockholders, or by a written consent.

Our Board is comprised of the following nine (9) members as of October 22, 2013:

Name of Director:	Director Since:

Guy Nissenson, Chairman of the Board, President and Chief Executive Officer	Inception
Shemer S. Schwarz	December 19, 2002
Arie Rosenfeld	January 16, 2009
Timothy M. Farrar	December 27, 2010
Alan L. Bazaar	December 20, 2012
Don Carlos Bell III	December 20, 2012
Andrew J. MacMillan	December 20, 2012
Jeffrey E. Eberwein	December 20, 2012
Richard K. Coleman, Jr.	December 20, 2012

General and Required Vote

The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has nominated, the following nine (9) directors for re-election at the Meeting: Guy Nissenson, Shemer S. Schwarz, Arie Rosenfeld, Timothy M. Farrar, Alan L. Bazaar, Don Carlos Bell III, Andrew J. MacMillan, Jeffrey E. Eberwein and Richard K. Coleman, Jr.

At the Meeting, all nominees for directors are to be re-elected, each such director to serve until the 2014 annual meeting of our stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

Pursuant to Nevada law and our Bylaws, directors are elected/re-elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election/re-election of directors. This means that the nine (9) candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxy cards cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Each of our directors has agreed that for as long as such director serves on the Board no such director will solicit, encourage, initiate and/or support the solicitation by others, of proxies in connection with the election of new directors to our Board.

Information Regarding the Nominees for the Board of Directors

The following table lists the nominees to our Board of Directors and, to the extent applicable, their other current positions with us. Biographical information for each nominee follows the table. The persons designated as our proxies intend to vote FOR the re-election of each of the nine (9) nominees listed, unless otherwise directed. We have no reason to believe that any nominee will be unable or unwilling to serve if re-elected as a director. Should one or more of these nominees become unavailable to accept nomination or re-election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent, in their sole discretion, FOR such substitute nominee that is nominated, unless the Board of Directors reduces the number of Directors.

Name	Age	Director / Officer

Guy Nissenson	39	Director, President and Chief Executive Officer since our inception and Chairman of the Board since March 12, 2012. A non-voting member of our Nominating and Corporate Governance Committee.
Shemer S. Schwarz	39	Director since December 19, 2002 and a member of our Audit Committee and our Nominating and Corporate Governance Committee.
Arie Rosenfeld	69	Director since January 16, 2009 and the Chairman of our Compensation Committee.
Timothy M. Farrar	45	Director since December 27, 2010 and a member of our Compensation Committee.
Alan L. Bazaar	43	Director since December 20, 2012 and the Chairman of our Audit Committee.
Don Carlos Bell III	44	Director since December 20, 2012 and a member of our Audit Committee and Special Committee.
Andrew J. MacMillan	65	Director since December 20, 2012 and the Chairman of our Nominating and Corporate Governance Committee.
Jeffrey E. Eberwein	43	Director since December 20, 2012 and a member of our Compensation Committee and Nominating and Corporate Governance Committee and Chairman of our Special Committee.
Richard K. Coleman, Jr.	57	Director since December 20, 2012 and member of our Special Committee.

Biographies of Directors for Re-Election

Mr. Guy Nissenson has been our President, Chief Executive Officer and Director since our inception and the Chairman of our Board since March 12, 2012. Since December 27, 2012 Mr. Nissenson serves as a non-voting member of our Nominating and Corporate Governance Committee. Mr. Nissenson has been the Chairman of the Board of our wholly-owned subsidiaries, Xfone USA and NTS Communications, since March 2005 and February 2008, respectively and President and Chief Executive Officer of Xfone USA and NTS Communications since October 19, 2012 and April 1, 2012, respectively. Mr. Nissenson also serves as a director and/or officer or in other equivalent capacities of certain subsidiaries of Xfone USA and NTS Communications. Mr. Nissenson was a Marketing Manager of RADA Electronic Industries Ltd. from 1997 to 1998. Mr. Nissenson was an Audit and Control Officer with the rank of Lieutenant of the Israel Defense Forces - Central Drafting Base and other posts from 1993 to 1997. Mr. Nissenson received a Bachelor of Science in Business Management from Kings College - University of London and a Master of Business Administration in International Business from Royal Holloway at the University of London, United Kingdom. As one of our founders, as well as our Chairman, President and Chief Executive Officer, Mr. Nissenson is a key member of our Board. Mr. Nissenson’s business aptitude, experience, and leadership have helped us to focus on growth opportunities for our business and qualify him to serve as a director.

Mr. Shemer S. Schwarz has been a member of our Board since December 19, 2002. Since November 24, 2004 Mr. Schwarz serves as a member of our Audit Committee and since December 27, 2012 as a member of our Nominating and Corporate Governance Committee. Mr. Schwarz previously served as a member of our Compensation Committee from December 30, 2007 until December 27, 2012. Mr. Schwarz was a director of Xfone 018, a former subsidiary of ours, from April 2004 until August 2010 and was a director of Xfone USA from March 2005 until February 2008. Since December 2011, Mr. Schwarz serves as co-founder and Chief Technical Officer of EatWith Ltd., an Internet startup located in Tel-Aviv, Israel. From 2003 to 2008, Mr. Schwarz was the co-founder and research and development expert of XIV Ltd., a data storage startup company located in Tel-Aviv, Israel. XIV Ltd. was acquired by IBM in 2008 and since then until 2011 Mr. Schwarz led the research and development of the XIV storage project at IBM. From November 2001 to March 2003, Mr. Schwarz had been an Application Team Leader of RF Waves Ltd., an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwarz was a Captain in the Research and Development Center of the Israel Defense Forces Intelligence. Mr. Schwarz received a Bachelor of Science in Physics and Mathematics from the Hebrew University in Jerusalem. Mr. Schwarz received a Master in Computer Science and a Master of Business Administration from the Tel Aviv University. Mr. Schwarz’s experience in communications and technology oriented organizations, as well as his analytical skills and education, qualify him to serve as a director.

Mr. Arie Rosenfeld has been a member of our Board since January 16, 2009. Since December 27, 2012 Mr. Rosenfeld serves as the Chairman of our Compensation Committee. Mr. Rosenfeld previously served as the Chairman of our Audit Committee (on an interim basis) from March 12, 2012 until December 27, 2012, and as a member of our Nominating Committee from September 19, 2010 until December 27, 2012. From 2008 to 2010, Mr. Rosenfeld served as the Chairman of Software Imaging Ltd., an imaging software company in Oxford, U.K. Since 1996, Mr. Rosenfeld serves as a strategic consultant to Dainippon Screen Manufacturing Co. Ltd., a company providing manufacturing equipment to the semiconductor and graphic industries, based in Kyoto, Japan. From 2005 to 2008, Mr. Rosenfeld served as Chairman of Printar Ltd., manufacturer of digital printing equipment for the PCB industry, based in Rehovoth, Israel. From 1997 to 2007, Mr. Rosenfeld served as Chairman of the Board of XAAR plc, a supplier of ink-jet heads to industrial printer manufacturers in Asia, Europe and the U.S., based in Cambridge, U.K. (LSE: XAR). From 1988 to 1995, Mr. Rosenfeld served as President, Chief Executive Officer and a director of Scitex Corporation Ltd., a multi-national company providing visual information communication products for the graphic arts and digital printing industries, headquartered in Israel. Scitex Corporation Ltd. was later sold to Creo Products Inc. of Vancouver, Canada. Mr. Rosenfeld holds a Bachelor of Science in Electronics Engineering from the Technion Institute of Technology in Haifa, Israel and a Master of Business Administration from INSEAD in Fontainebleau, France. Having served as the leader of numerous multinational technology oriented companies, Mr. Rosenfeld's background, financial knowledge and managerial expertise qualify him to serve as a director.

Dr. Timothy M. Farrar has been a member of our Board since December 27, 2010. Since December 27, 2012 Dr. Farrar serves as a member of our Compensation Committee. Dr. Farrar previously served as the Chairman of our Nominating Committee from March 12, 2012 until December 27, 2012. Since 2002, Dr. Farrar has served as the President of Telecom, Media and Finance Associates, Inc., a consulting and research firm specializing in telecommunications strategy and market analysis. Since 2006, Dr. Farrar has also served as the President of the Mobile Satellite Users Association, an industry association in satellite communications. From 1995 to 2002, Dr. Farrar was a consultant holding progressively more senior roles at Analysys Consulting, a telecom strategy consultancy based in the UK. Dr. Farrar led the expansion of Analysys into the US, setting up the company’s first US office in the San Francisco Bay Area in 1999, and developing a multi-million dollar new business pipeline from the US between 1997 and 2002. From 1993 to 1995, Dr. Farrar worked as a system engineer for Smith System Engineering in the UK, specifying and developing a range of simulations, databases, and data communications software for various government agencies. Dr. Farrar has a Master of Arts in Mathematics and a Ph.D. in Operations Research from the University of Cambridge, UK. Dr. Farrar’s broad experience in telecommunications, technology, and strategy qualify him to serve as a director.

Alan L. Bazaar has been a member of our Board since December 20, 2012 and since December 27, 2012 serves as the Chairman of our Audit Committee. Mr. Bazaar is a Partner and Co-CEO of Hollow Brook Wealth Management LLC where he is responsible for investment research and portfolio management as well as firmwide operations. Mr. Bazaar also serves as a director of Wireless Telecom Group, Inc. (NYSE MKT: WTT). From 1999 until 2010, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC where he co-managed the public equity portfolio and was responsible for all aspects of the investment decision-making process including all elements of due diligence. From 2004 until 2008, Mr. Bazaar served on the board of Media Sciences International, Inc. and during his tenure served at various times on its Audit Committee, Compensation Committee and Nominating and Governance Committee.  Mr. Bazaar was formerly a director of Airco Industries, Inc., a privately held manufacturer of aerospace products and was with Arthur Andersen LLP in the Assurance and Financial Buyer's Practices group and in their Business Fraud and Investigation Services Unit. Mr. Bazaar received an undergraduate degree in History from Bucknell University and a Master of Business Administration from the Stern School of Business at New York University.  Mr. Bazaar is also a Certified Public Accountant. Mr. Bazaar’s financial and accounting expertise qualify him to serve as a director.

Don Carlos Bell III has been a member of our Board since December 20, 2012 and since December 27, 2012 serves as a member of our Audit Committee. In addition, since August 6, 2013, Mr. Bell serves as a member of our Special Committee established in connection with the Merger. Mr. Bell is a telecom and technology entrepreneur and investor.  Since 2011, Mr. Bell has been a private investor.  From 2007 until 2011, Mr. Bell served as the President/CEO and owner of Tidal Research, an Internet advertising company he founded and subsequently sold.  During the ten years prior to launching Tidal Research, Mr. Bell was a senior executive with two portfolio companies of Goldman Sachs Capital Partners (IPC Systems and Clearwire), and a member of the Investment Banking Division of Goldman Sachs Group.  At IPC Systems, a telecom products and services company serving clients in 40 countries, Mr. Bell served as Senior Vice President of Marketing and Corporate Development and as head of worldwide product development. At Clearwire, a wireless broadband services provider, Mr. Bell served as Vice President and led the company’s business development and product development functions prior to the sale of the company from Goldman Sachs Capital Partners to Craig McCaw. Mr. Bell holds a BA in Classics from St. John’s College and a Master of Business Administration in Finance from the Wharton School, University of Pennsylvania. Mr. Bell’s investment banking experience together with his experience serving in senior executive positions in Goldman Sachs portfolio companies in the telecom field as well as his experience as a technology entrepreneur and investor qualify him to serve as a director.

Andrew J. MacMillan has been a member of our Board since December 20, 2012 and since December 27, 2012 serves as the Chairman of our Nominating and Corporate Governance Committee. Mr. MacMillan is a corporate communications professional with 18 years of corporate communications experience in the global securities industry, plus 18 years of direct investment banking and related experience. Since 2010, Mr. MacMillan serves as an independent management consultant providing marketing and communications advisory to clients. Prior to that from 2007 until 2010 Mr. MacMillan served as Director, Global Communications & Marketing of AXA Rosenberg, a leading equity asset management firm. Prior to that Mr. MacMillan served in a variety of corporate communication roles including Senior Vice President of Corporate Communications & Government Affairs at Ameriprise Financial, Head of Corporate Communications (Americas) at Barclays Capital, Senior Vice President of Corporate Communications of The Nasdaq Stock Market and Director of Corporate Communications at Credit Suisse First Boston. Mr. MacMillan previously served as an investment banker, acquisition officer, and consultant directly involved with capital raising, acquisitions, and financial feasibility studies. Mr. MacMillan holds a BS in Industrial Engineering from the University of Iowa and a Masters in Business Administration from Harvard. Mr. MacMillan’s corporate communications and investment banking expertise qualify him to serve as a director.

Jeffrey E. Eberwein has been a member of our Board since December 20, 2012 and since December 27, 2012 serves as a member of our Compensation Committee and Nominating and Corporate Governance Committee. In addition, since August 6, 2013, Mr. Eberwein serves as a member (and as Chairman since September 17, 2013) of our Special Committee established in connection with the Merger. Mr. Eberwein is the founder and chief executive officer of Lone Star Value Management, LLC, an investment firm. Prior to founding Lone Star in January 2013, Mr. Eberwein was a private investor from January 2012 to January 2013. He was a portfolio manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein is chairman of the board of Digirad Corporation and Crossroads Systems, Inc. Mr. Eberwein is also a current director of Aetrium, Inc. and On-Track Innovations, Ltd. and he served on the board of The Goldfield Corporation from May 2012 to May 2013, all of which are public companies. Mr. Eberwein serves on the audit and compensation committee of On-Track Innovations, Ltd. Mr. Eberwein is also the treasurer and serves on the executive committee of the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with high honors from The University of Texas at Austin. Mr. Eberwein’s valuable public company and financial expertise, gained from both his employment history and directorships qualify him to serve as a director.

Richard K. Coleman, Jr. has been a member of our Board since December 20, 2012. In addition, since August 6, 2013, Mr. Coleman serves as a member of our Special Committee established in connection with the Merger. Mr. Coleman is a private investor and technological advisor. Since 1998 Mr, Coleman has been the founder and President of Rocky Mountain Venture Services (RMVS) assisting multiple technology companies to plan and launch new business ventures and restructuring initiatives. Mr. Coleman currently serves as Interim CEO & President of Crossroads Systems, Inc. (Nasdaq: CRDS) and is a director on the boards of Aetrium, Inc. (Nasdaq: ATRM), On Track Innovations, Inc. (Nasdaq: OTIV), and Crossroads Systems, Inc.  Mr. Coleman served in a variety of senior operational roles including CEO of Vroom Technologies, COO of Metronet Communications, and President of US West Long Distance. He also held significant officer level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications. Mr. Coleman served on a number of private, public, and non-profit boards including Colorado’s Internet and Telecommunications Alliance, ZenAstra Photonics and NxGen Networks, Inc.  Mr. Coleman is a graduate of the USAF Academy and the USAF Communications Systems Officer School and also holds a Masters in Business Administration from Golden Gate University.  Mr. Coleman's operational telecom experience and expertise qualify him to serve as a director.

At the Meeting a vote will be taken on a proposal to approve the re-election of 9 (nine) directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law; (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto; (iv) been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:  (a) any Federal or State securities or commodities law or regulation; or (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; nor (v) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. (covering stock, commodities or derivatives exchanges, or other SROs).

Board Independence

We apply the standards of the NYSE MKT LLC (formerly NYSE Amex LLC, the “NYSE MKT”), the stock exchange upon which our common stock is listed in the U.S., for determining the independence of the members of our Board of Directors and Board committees. The Board of Directors has determined that the following current directors are independent within these rules: Shemer S. Schwarz, Arie Rosenfeld, Timothy M. Farrar, Alan L. Bazaar, Don Carlos Bell III, Andrew J. MacMillan, Jeffrey E. Eberwein and Richard K. Coleman.

Board Meetings and Attendance

During the fiscal year ended December 31, 2012, our Board of Directors held 13 meetings. The Board of Directors also approved certain actions by unanimous written consents. All incumbent directors attended, either in person or via telephone, at least 75% of all meetings of the Board of Directors that were held in the fiscal year ended December 31, 2012, except with respect to Messrs. Bazaar, Bell III, MacMillan, Eberwein and Coleman who became members of the Board on December 20, 2012.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have determined that it is in the best interests of the Company and its shareholders to combine these roles. Mr. Guy Nissenson, our co-founder, has served as our President and Chief Executive Officer since inception and since March 12, 2012 serves as Chairman of the Board of Directors. Due to the size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Director’s appetite for risk. While the Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us.

Committees of the Board of Directors

Audit Committee

On November 24, 2004, our Board established an Audit Committee. The Audit Committee is currently composed of three directors who were appointed on December 27, 2012: Messrs Alan Bazaar (Chairman), Shemer Schwarz and Don Bell III. All three committee members satisfy the independence requirements of the SEC and the NYSE MKT and are considered independent directors.

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes, to oversee the audits of our financial statements, and to oversee the performance of the Company’s internal audit function. The Audit Committee also reviews and approves among other things the qualifications, independence, performance, and the engagement and compensation of our independent auditors. In addition, the Audit Committee reviews and approves any related party transactions.

The Audit Committee is governed by a charter which was originally adopted by the Board on November 24, 2004 and most recently amended on January 17, 2013. A copy of the current charter of the Audit Committee (as amended) is available on our website, at www.ntscom.com.

During the fiscal year ended December 31, 2012, the Audit Committee held five meetings. All incumbent directors serving on the Audit Committee attended, either in person or via telephone, at least 75% of all meetings of the Audit Committee that were held in the fiscal year ended December 31, 2012, except with respect to Messrs. Bazaar and Bell III who became members of the Audit Committee on December 27, 2012.

Audit Committee Financial Expert

The Board has determined that Mr. Alan Bazaar is an “audit committee financial expert” as that term is defined by the SEC and the NYSE MKT Company Guide, and is “independent” from our management as that term is defined under the NYSE MKT Company Guide.

Nominating and Corporate Governance Committee

On December 30, 2007, our Board established a Nominating Committee which was renamed the Nominating and Corporate Governance Committee on January 17, 2013. The Nominating and Corporate Governance Committee is currently composed of four directors who were appointed on December 27, 2012: Messrs Andrew MacMillan (Chairman), Shemer Schwarz, Jeffrey Eberwein and Guy Nissenson. Messrs MacMillan, Schwarz and Eberwein satisfy the independence requirements of the SEC and the NYSE MKT and are considered independent directors. Mr. Nissenson, our Chairman, President and CEO, is a non-voting member of the Nominating and Corporate Governance Committee.

The primary functions of the Nominating and Corporate Governance Committee are to assist the Board by identifying individuals qualified to become Board members, to recommend to the Board the director nominees for our annual meetings of stockholders and the candidates to fill vacancies in the Board, recommend to the Board director nominees for each Board committee, recommend corporate governance principles, codes of conduct and ethics and compliance mechanisms and provide oversight in the evaluation of the Board and each Board committee.

The Nominating and Corporate Governance Committee is governed by a charter which was originally adopted by the Board on December 30, 2007 and most recently amended on January 17, 2013. A copy of the current charter of the Nominating and Corporate Governance Committee (as amended) is available on our website, at www.ntscom.com.

In addition to its charter, the Nominating and Corporate Governance Committee operates in accordance with our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), which was adopted by the Board on January 15, 2009. A copy of the Policy is available on our website, at www.ntscom.com.

Under the charter and Policy, the Nominating and Corporate Governance Committee considers candidate recommendations submitted to us by any relevant source, including recommendations submitted by our stockholders in accordance with the Policy, management and relevant third parties. Candidate recommendations submitted by our stockholders shall be considered by the Nominating and Corporate Governance Committee in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources.

In evaluating nominees, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate, such as the current Board composition and whether the candidate would qualify as independent, as well as the diversity of the candidate including the candidate’s experience and skills, professional and personal ethics and values, professional commitments, and the existence of any conflicts of interests.

Stockholders may recommend director candidates by submitting the recommendation in writing by letter to NTS, Inc., Attention: Corporate Secretary, at our offices at 1220 Broadway, Lubbock, Texas 79401, Fax: (806)-788-3398 / Email: info@ntscominc.com. Such written letter must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between us and the candidate within the last 3 years, and a written indication by the recommended candidate of her/his willingness to serve. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, as described in the charter, including issues of character, integrity, judgment, diversity of experience, independence, area(s) of expertise, corporate experience, length of service, potential conflict(s) of interest and other commitments, and personal references.

During the fiscal year ended December 31, 2012, the Nominating Committee held one meeting. All incumbent directors serving on the Nominating and Corporate Governance Committee attended the meeting, except with respect to Messrs. MacMillan and Eberwein who became members of the Nominating and Corporate Governance Committee on December 27, 2012.

Compensation Committee

On December 30, 2007, our Board established a Compensation Committee. The Compensation Committee is currently composed of three directors who were appointed on December 27, 2012: Messrs Arie Rosenfeld (Chairman), Timothy Farrar and Jeffrey Eberwein. All three committee members satisfy the independence requirements of the SEC and the NYSE MKT and are considered independent directors. In addition, each member is a “nonemployee director,” within the meaning of Rule 16b-3 issued by the SEC, and an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee was created to assist the Board in the discharge of its responsibilities with respect to the compensation of our directors and executive officers. The Compensation Committee reviews and recommends to the Board the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers as well appropriate compensation programs for members of the Board, reviews and recommends to the Board employment agreements and other significant transactions with executive officers and assesses our compensation policies applicable to executive officers and directors. The Compensation Committee has full authority to hire independent compensation consultants and other advisors to assist in the design, formulation, analysis and implementation of compensation programs for our executive officers. The Compensation Committee did not engage compensation consultants during the fiscal year ended December 31, 2012.

The Compensation Committee is governed by a charter which was originally adopted by the Board on December 30, 2007 and most recently amended on January 17, 2013. A copy of the charter of the Compensation Committee (as amended) is available on our website, at www.ntscom.com.

During the fiscal year ended December 31, 2012, the Compensation Committee held two meetings. All incumbent directors serving on the Compensation Committee attended the meeting, except with respect to Mr. Eberwein who became a member of the Compensation Committee on December 27, 2012.

Special Committee

On August 6, 2013, the Board established a special committee, consisting of three independent directors, Messrs. Eberwein, Bell III and Coleman Jr. to evaluate the potential strategic transaction with T3 and any other strategic alternatives available to the Company (the “Special Committee”).

The Special Committee was authorized, among other things, to (i) explore and evaluate the proposed transaction with T3, (ii) review, and hold meetings and discussions regarding alternate proposals for business combinations or other strategic transactions involving the Company and evaluate potential counterparties, (iii) make recommendations to the Board regarding the foregoing, and (iv) retain, at the expense of the Company, such financial, legal and other advisors and/or seek fairness or other professional opinions as it deemed appropriate.

Stockholder Communications with the Board

We have not implemented a policy or procedure by which our stockholders can communicate directly with our directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe we are responsive to stockholder communications, and therefore we have not considered it necessary to adopt a formal process for stockholder communications with the Board. During the upcoming year the Board will continue to monitor whether it would be appropriate to adopt such a process.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding 10% or more of our common stock must report on their ownership of the common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2012, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis except with respect to a filing of Form 3 of Mr. Eberwein which was filed on February 14, 2013 and a filing of Form 3 and Form 3/A of Mr. Coleman which were filed on February 14, 2013 and March 7, 2013, respectively.

Code of Conduct and Ethics

Our Audit Committee has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all of our directors, officers and employees. The Code, which was ratified by the Board, is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

The Code was previously filed on a Current Report on Form 8-K which we filed with the SEC on August 15, 2006, and is also available on our website at www.ntscom.com. A copy of the Code will be provided at no cost upon written request to: NTS, Inc., 1220 Broadway, Lubbock, TX 79401 USA.

Whistleblower Policy

Our Board adopted a whistleblower policy (the “Whistleblower Policy”) effective as of August 15, 2006 and amended on May 9, 2007. The Whistleblower Policy establishes procedures for employees, stockholders, or other interested parties of the Company to submit accounting, audit, legal or regulatory concerns. The Whistleblower Policy provides for submission of such concerns to the Audit Committee or designated members of management who will forward the concern to the Audit Committee. After consulting with management of the Company, the Audit Committee will then determine whether to investigate the concerns and forward that determination to the Chief Executive Officer and management of the Company. The Whistleblower Policy stipulates that the Audit Committee and management may not discriminate or retaliate against an individual who submits such concerns. The Whistleblower Policy is available on our website at www.ntscom.com. A copy of the Whistleblower Policy will be provided at no cost upon written request to: NTS, Inc., 1220 Broadway, Lubbock, TX 79401 USA.

Insider Trading Policy

Our Board adopted an insider trading policy (the “Insider Trading Policy”) effective as of January 26, 2011. The Insider Trading Policy establishes guidelines and procedures for the trading of Company securities by officers, directors, employees and consultants (“Insiders”). Among others, the Insider Trading Policy establishes prohibitions on insider trading, tipping, short term trading and short sales; provides for quarterly black-out restrictions on trading and guidelines for establishment of Rule 10b5-1 trading plans. The Insider Trading Policy encourages Insiders who wish to trade in Company securities to consult with the General Counsel of the Company prior to trading. The Insider Trading Policy is available on our website at www.ntscom.com. A copy of the Insider Trading Policy will be provided at no cost upon written request to: NTS, Inc., 1220 Broadway, Lubbock, TX 79401 USA.

Management

The following table sets forth, as of October 22, 2013, certain information regarding our executive officers (Guy Nissenson and Niv Krikov) and our significant employees (Brad Worthington and Tal Sheynfeld).

Name	Position
Guy Nissenson	Chairman, President and Chief Executive Officer
Niv Krikov	Principal Accounting Officer, Treasurer and Chief Financial Officer
Brad Worthington	Executive Vice President and Chief Operating Officer of NTS Communications, Inc.
Tal Sheynfeld	Executive Vice President - Business Development of NTS Communications, Inc.

For biographical information about Mr. Nissenson, see “Information Regarding the Nominees for the Board of Directors” above.

Mr. Niv Krikov, 41 years of age, has served as our Principal Accounting Officer since May 9, 2007, and on August 13, 2007 he was also appointed as our Treasurer and Chief Financial Officer. From December 27, 2010 until December 20, 2012, he served as a member of our Board. From March 2007 until August 2007, Mr. Krikov served as our Vice President Finance. Since August 15, 2009, Mr. Krikov has served as an Executive Vice President of NTS Communications and on April 1, 2012 he also became the Treasurer and Chief Financial Officer of NTS Communications. Since October 19, 2012 Mr. Krikov has served as Treasurer and Chief Financial Officer of Xfone USA. On July 29, 2010, Mr. Krikov became a member of the Board of Directors of NTS Communications and Xfone USA. Mr. Krikov also serves as a director and/or officer or in other equivalent capacities of certain subsidiaries of Xfone USA and NTS Communications. Prior to joining us, Mr. Krikov held diverse financial and accounting positions in various companies. Mr. Krikov was a Corporate Controller of Nur Macroprinter Ltd. from 2005 to 2007. Mr. Krikov served as a Controller and later Credit and Revenues Manager of Alvarion Ltd. (NASDAQ: ALVR) from 2002 to 2005. Prior to that, from 1997 to 2001, Mr. Krikov was an Auditor at the Israeli public accounting firm of Kost Forer Gabbay & Kasierer, an affiliate of Ernst & Young LLP. Mr. Krikov holds a Bachelor of Arts in Economics and Accounting from the Tel Aviv University and a Master of Arts in Law from the Bar Ilan University in Israel. Mr. Krikov is a CPA in Israel.

Mr. Brad Worthington, 48 years of age, is Executive Vice President and Chief Operating Officer of NTS Communications. Mr. Worthington had been a member of the Board of Directors of NTS Communications from 1994 through 2008, and its President and Chief Executive Officer from 2009 through 2012.   Excluding the period from 2009 through 2012 when he served as Chief Executive Officer, Mr. Worthington has served as Executive Vice President and Chief Operating Officer from 2000 until the present.  From 1990 until 2000, Mr. Worthington served as General Counsel for NTS and its affiliates.  Mr. Worthington received his B.S. Ed. From Texas State University in 1987 and his J.D. from Texas Tech University School of Law in 1990.  He is licensed to practice law in the State of Texas.  Mr. Worthington is a member of the State Bar of Texas, the American Bar Association, and the Lubbock County Bar Association. He is admitted to practice in the Federal District Court for the Northern District of Texas.  Mr. Worthington served as General Counsel for NTS Communications from 1990 until 2000.  As General Counsel, Mr. Worthington was responsible for advising senior staff on various legal and regulatory issues, preparation and review of contracts, contract and business development.

Mr. Tal Sheynfeld, 33 years of age, is Executive Vice President - Business Development of NTS Communications. Mr. Sheynfeld joined NTS Communications in 2012. From September 2005 until February 2012, Mr. Sheynfeld served in various capacities with ICON Investments including most recently as business director. At ICON Investments Mr. Sheynfeld was responsible for sourcing, analyzing, and managing portfolio investments. Through the tenure at ICON Investments Mr. Sheynfeld worked with various telecommunications, precious metals, flexible packaging, and other manufacturing companies. Mr. Sheynfeld received a Bachelor of Science Degree in Finance from Adelphi University.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning the compensation earned during fiscal 2012 and 2011 by our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Guy Nissenson ,
Chairman of the
Board,
President,
and CEO	2012	415,083		-	-				-	85,500	(4)	500,583
	2011	113,679	(2)	-	-	131,743	(3)		-	365,284	(4)	610,706

Niv Krikov,
Treasurer, CFO
and Principal
Accounting
Officer	2012	196,822	(5)	-	-			-	-	-		196,822
	2011	198,137	(5)	-	-	43,735	(6)	-	-	-		241,872
________________________

(1)
Reflects the aggregate grant date fair value of stock options granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 14.2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)
On June 30, 2010, we and Mr. Nissenson entered into an employment agreement (the “2010 Employment Agreement”) pursuant to which Mr. Nissenson was employed by us as our President and CEO, effective as of April 1, 2010. Pursuant to the 2010 Employment Agreement, Mr. Nissenson was paid an annual gross salary of $78,000 in equal monthly payments of $6,500 each. The 2010 Employment Agreement was terminated and replaced on April 1, 2012, as more fully described in Section A the Section captioned "Certain Relationships and Related Transactions".

(3)
In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Nissenson was granted, under and subject to our 2004 Stock Option Plan (the “2004 Plan”), options to purchase 1,642,379 shares of our common stock, fully vested, exercisable at $1.10 per share and expiring 5 years from the date of grant. Assumptions for the valuation of the grant are disclosed in Note 14.2 of our financial statements for the year ended December 31, 2012.

(4)
In 2007, we entered into a consulting agreement with Mr. Nissenson (as amended in 2010 by the First Amendment, the “Nissenson Consulting Agreement”). In consideration of the performance of the services pursuant to the Nissenson Consulting Agreement, effective as of April 1, 2010, we agreed to pay Mr. Nissenson a fee of $28,500 per month. In 2012 and 2011 Mr. Nissenson was paid fees in the aggregate amount of $85,500 and $342,000, respectively. Under the Nissenson Consulting Agreement, we acknowledged that in order to render the services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson to have a normal family life we agreed to bear certain expenses which are related to Mr. Nissenson's spouse and children. In 2012 and 2011 we incurred airfare expenses for the travels of Mr. Nissenson’s wife and children in amounts less than $10,000 and $23,284, respectively. The Nissenson Consulting Agreement was terminated and replaced on April 1, 2012, as more fully described in Section A under the Section captioned "Certain Relationships and Related Transactions".

(5)	Mr. Krikov's employment agreement is described below.

(6)
In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Krikov was granted, under and subject to our 2007 Stock Incentive Plan (the “2007 Plan”), options to purchase 391,212 shares of our common stock, exercisable at $1.10 per share and expiring 7 years from the grant date. 37.5% of the options vested on the date of grant. The remaining 62.5% of the options shall vest in equal installments over a period of 10 quarters with the first quarterly installment vesting on November 14, 2011. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest. Assumptions for the valuation of the grant are disclosed in Note 14.2 of our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth certain information concerning option awards and stock awards held by our named executive officers as of December 31, 2012. Our named executive officers did not hold any stock awards as of December 31, 2012.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Guy Nissenson	1,500,000	(1)	–		–	1.10	February 15, 2015	–	–	–	–
	1,642,379	(2)				1.10	November 2, 2016

Niv Krikov	275,000	(3)	125,000	(3)	–	1.10	February 15, 2017	–	–	–	–
	268,960	(4)	122,252	(4)		1.10	November 2, 2018
________________________

(1)
On February 15, 2010, Mr. Nissenson was granted, under and subject to our 2007 Plan, options to purchase 1,500,000 shares of our common stock, fully vested, exercisable at $1.10 per share and expiring 5 years from the date of grant.

(2)
In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Nissenson was granted, under and subject to our 2004 Plan, options to purchase 1,642,379 shares of our common stock, fully vested, exercisable at $1.10 per share and expiring 5 years from the date of grant.

(3)
On February 15, 2010, Mr. Krikov was granted, under and subject to our 2007 Plan, options to purchase 400,000 shares of our common stock, exercisable at $1.10 per share and expiring 7 years from the grant date. 25% of the options vested 12 months from the date of grant. The remaining 75% of the options shall vest over 4 years in equal quarterly installments beginning 15 months from the date of grant. In the event of termination of Mr. Krikov’s employment by us without cause, termination by Mr. Krikov for good reason or termination by Mr. Krikov within 30 days from an event of change of control, all his outstanding unvested options shall immediately and fully vest, which options shall remain outstanding for 1 year from the date of termination.

(4)
In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Krikov was granted, under and subject to our 2007 Plan, options to purchase 391,212 shares of our common stock, exercisable at $1.10 per share and expiring 7 years from the grant date. 37.5% of the options vested on the date of grant. The remaining 62.5% of the options shall vest in equal installments over a period of 10 quarters with the first quarterly installment vesting on November 14, 2011. In the event of termination of Mr. Krikov’s employment by us without cause, termination by Mr. Krikov for good reason or termination by Mr. Krikov within 30 days from an event of change of control, all his outstanding unvested options shall immediately and fully vest, which options shall remain outstanding for 1 year from the date of termination.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

Executive Officers

Guy Nissenson

The employment arrangements of Mr. Guy Nissenson, our Chairman of the Board, President, and Chief Executive Officer are described below in detail under the  Section captioned "Certain Relationships and Related Transactions".

Niv Krikov

Mr. Krikov has served as our Principal Accounting Officer since May 9, 2007 and on August 13, 2007 he was also appointed as our Treasurer and Chief Financial Officer. From December 27, 2010 until December 20, 2012, he served as a member of our Board. From March 2007 until August 2007, Mr. Krikov served as our Vice President Finance. Since August 17, 2009, Mr. Krikov has served as an Executive Vice President of NTS Communications and on April 1, 2012 he also became the Treasurer and Chief Financial Officer of NTS Communications. Since October 19, 2012 Mr. Krikov has served as Treasurer and Chief Financial Officer of Xfone USA. On July 29, 2010, Mr. Krikov became a member of the Board of Directors of NTS Communications and Xfone USA. Mr. Krikov also serves as a director and/or officer or in other equivalent capacities of certain subsidiaries of Xfone USA and NTS Communications.

On July 1, 2009, NTSC entered into an employment agreement with Mr. Krikov. The employment agreement was subsequently renewed and amended by NTSC, us and Mr. Krikov on December 17, 2012.

Mr. Krikov’s term of employment is indefinite subject to certain termination provisions. Mr. Krikov is entitled to an annual salary of $110,800, which was increased from $90,800 in January 2013, a per diem allowance at a monthly rate of $4,100 and is eligible to participate in and receive benefits under the applicable NTSC benefit plans for similarly situated employees. In addition, we may consider the grant of an annual success bonus in our discretion. Additionally, NTSC has agreed to bear expenses for housing and a motor vehicle for Mr. Krikov and his family, including all expenses associated therewith, as well as travel expenses and medical and life insurance coverage.

Unless terminated for cause, termination of Mr. Krikov’s employment shall be upon not less than 3 months prior written notice subject to an extended prior notice period of up to 6 months if termination falls within the 90 day period prior to the end of the public school year. In the event of termination of Mr. Krikov’s employment by us without cause, termination by Mr. Krikov for good reason or termination by Mr. Krikov within 30 days from an event of change of control, Mr. Krikov shall be entitled to severance pay equal to 9 months gross annual salary and per diem, and an acceleration in vesting of all his outstanding unvested options, which options shall remain outstanding for 1 year from the date of termination.

Stock Options

On February 15, 2010, Mr. Krikov was granted, under and subject to our 2007 Plan, options to purchase 400,000 shares of our common stock. The options are exercisable at $1.10 per share and expiring 7 years from the grant date. 25% of the options vested 12 months from the date of grant. The remaining 75% of the options shall vest over 4 years in equal quarterly installments beginning 15 months from the date of grant.

In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Krikov was granted, under and subject to our 2007 Plan, options to purchase 391,212 shares of our common stock, exercisable at $1.10 per share and expiring 7 years from the grant date. 37.5% of the options vested on the date of grant. The remaining 62.5% of the options shall vest in equal installments over a period of 10 quarters beginning with the first quarterly installment on November 14, 2011.

Director Compensation for 2012

Compensation for Board Services and Reimbursement of Expenses

We compensate our independent directors who serve on our Board or any committee’s thereof (each, a “Committee”) for participation at meetings of the Board and Committees, pursuant to the following schedule: (a) $1,000 (plus VAT, if applicable) per calendar month, for up to two meetings per calendar month; plus (b) $250 for each additional meeting of the Board or Committee at which such independent director is physically present; plus (c) $100 for each additional meeting of the Board or Committee at which such independent director participates via telephone or video conference. Each director shall receive $1,000 per month payable on a quarterly basis, and a reconciliation shall be made at the end of each quarter to determine the additional amounts due to each director pursuant to clauses (b) and (c) above; provided, however, that (1) if fewer than two meetings are held during any one calendar month, the balance of such meetings will be carried forward as a credit for succeeding months against payments under clauses (b) and (c) (the “Credit”); and (2) the Credit shall be reset to zero at the beginning of each fiscal year. For example, if one meeting is held in January, two meetings are held in February, and three meetings are held in March, the independent directors will not receive any additional payments under clauses (b) and/or (c); however if one meeting is held in January, two meetings are held in February, and four meetings are held in March, the independent directors will receive one additional payment under clauses (b) and/or (c), as applicable.

The following table reflects all compensation awarded to or earned by our directors for the fiscal year ended December 31, 2012.

Name	Fees Earned ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Guy Nissenson (1)	-	-	-	-	-	-	-
Shemer S. Schwarz (2)	12,000	-	-	-	-		12,000
Arie Rosenfeld (3)	12,000	-	-	-	-	-	12,000
Timothy M. Farrar (4)	12,000	-	-	-	-	-	12,000
Alan L. Bazaar (5)	333	-	-	-	-	-	333
Don Carlos Bell III (5)	333	-	-	-	-	-	333
Andrew J. MacMillan (5)	333	-	-	-	-	-	333
Jeffrey E. Eberwein (5)	333	-	-	-	-	-	333
Richard K. Coleman Jr. (5)	333	-	-	-	-	-	333
Niv Krikov (1) (6)	-	-	-	-	-	-	-
Itzhak Almog (7)	3,000	-	-	-	-	-	3,000
Israel Singer (8)	12,000	-	-	-	-	-	12,000
________________________

(1)
We do not compensate directors who are also employed by us for their services on the Board. Accordingly, Messrs Nissenson and Krikov did not receive any compensation for their services on our Board during the fiscal year ended December 31, 2012.

(2)
As of December 31, 2012, Mr. Schwarz held: (i) 90,000 options, fully vested, at an exercise price of $1.22 per share and with expiration date of September 20, 2015; and (ii) 76,581 options, fully vested, at an exercise price of $1.10 per share and with expiration date of November 2, 2018.

(3)
As of December 31, 2012, Mr. Rosenfeld held: (i) 90,000 options, fully vested, at an exercise price of $1.22 per share and with expiration date of September 20, 2015; and (ii) 76,581 options, fully vested, at an exercise price of $1.10 per share and with expiration date of November 2, 2018.

(4)
As of December 31, 2012, Mr. Farrar held: (i) 90,000 options, fully vested, at an exercise price of $1.22 per share and with expiration date of December 15, 2016; and (ii) 76,581 options, fully vested, at an exercise price of $1.10 per share and with expiration date of December 15, 2018.

(5)	Elected as a member of our Board on December 20, 2012.

(6)	Mr. Krikov had been a member of our Board from December 27, 2010 until December 20, 2012.

(7)
Mr. Almog had been a member of our Board from May 18, 2006 until March 12, 2012. As of December 31, 2012, Mr. Almog held: (i) 90,000 options, fully vested, at an exercise price of $1.22 per share and with an expiration date of June 12, 2015; and (ii) 76,929 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of June 12, 2015.

(8)
Mr. Singer had been a member of our Board from December 28, 2006 until December 20, 2012. As of December 31, 2012, Mr. Singer held: (i) 20,000 options, fully vested at an exercise price of $3.50 per share, and with an expiration date of June 5, 2013; (ii) 90,000 options, fully vested, at an exercise price of $1.22 per share and with an expiration date of September 20, 2015; and (iii) 77,703 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of March 20, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 6, 2012, we entered into an Employment and Severance Agreement (the “Employment and Severance Agreement”), which became effective on April 1, 2012, with Guy Nissenson, our Chairman of the Board, President, Chief Executive Officer and significant shareholder. The Employment and Severance Agreement supersedes the following prior agreements between us and Mr. Nissenson: (i) Employment Agreement, dated June 30, 2010; (ii) Consulting Agreement, dated March 28, 2007, as amended on June 30, 2010; and (iii) Severance Agreement, dated September 20, 2010 (collectively, the “Prior Agreements”). The Prior Agreements and the Employment and Severance Agreement are described below.

The Prior Agreements

1. The Consulting Agreement (January 1, 2007 until March 31, 2012)

Pursuant to a Board’s resolution dated December 25, 2006, on March 28, 2007, we and Mr. Nissenson entered into a consulting agreement, to be effective as of January 1, 2007 (the “Nissenson Consulting Agreement”).

The Nissenson Consulting Agreement provided that Mr. Nissenson would render to us advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the United Kingdom).

In consideration of the performance of the services pursuant to the Nissenson Consulting Agreement, we paid Mr. Nissenson a monthly fee of £10,000, which was increased by the Board following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below to £16,000 effective as of June 1, 2008 (the “Fee”), and further increased in accordance with the First Amendment to the Nissenson Consulting Agreement described below. Mr. Nissenson was to invoice us at the end of each calendar month and we made the monthly payment upon receiving such invoice. Once a calendar year, and no later than December 15, our Board was to consider approving an increase to the Fee. Such Board approval was to be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee.  In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board were to take into account, among other factors, growth in our revenues and/or profits.

Our Board was to, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Nissenson (the “Bonus”). Such Board approval was to be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board were to take into account, among other factors, growth in our revenues and/or profits and/or successful completion of transactions or activities by us (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts).

Mr. Nissenson waived his bonuses to which he was entitled pursuant to this provision.

The Nissenson Consulting Agreement provided that Mr. Nissenson would be granted options or rights to purchase shares of our common stock upon our adoption of a stock or option plan, subject to Board and Audit Committee approval. On February 15, 2010, Mr. Nissenson was granted, under and subject to our 2007 Plan, options to purchase 1,500,000 shares of our common stock, fully vested, exercisable at $1.10 per share and expiring 5 years from the date of grant. In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Nissenson was granted, under and subject to our 2004 Plan, options to purchase 1,642,379 shares of our common stock, fully vested, exercisable at $1.10 per share and expiring 5 years from the date of grant.

In addition to the Fee and the Bonus, we were to pay directly and/or reimburse Mr. Nissenson for his Expenses. For the purposes of the Nissenson Consulting Agreement, the term “Expenses” meant any and all amounts actually paid by us and/or by Mr. Nissenson, and/or to be paid by Mr. Nissenson at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the services pursuant to the Nissenson Consulting Agreement.

We acknowledged that in order to render the services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson a normal family life we agreed to bear expenses which are related to Mr. Nissenson’s spouse.

The Nissenson Consulting Agreement was to be in effect for an initial fixed term of 5 years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, was to be automatically renewed for additional terms of 3 years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the parties had the right to terminate the automatic renewal of the Nissenson Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than 6 months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Nissenson commanded and/or controlled, directly and/or indirectly, including together with others and/or by proxies, 15% or more of our voting rights, if we chose to exercise our right to terminate the automatic renewal of the Nissenson Consulting Agreement, the Notice Period would be of not less than 12 months. Notwithstanding the foregoing, Mr. Nissenson had the right to terminate the Nissenson Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Nissenson”). In the event of Early Termination by Mr. Nissenson, the Notice Period was to be not less than 8 months.

The Nissenson Consulting Agreement further provided that no later than June 30, 2007, the parties were to enter into a severance agreement providing for an appropriate severance package for Mr. Nissenson. Pursuant to the approval of our Board, we entered into such a severance agreement with Mr. Nissenson on September 20, 2010, which is described in Sub-Section 5 below.

The Nissenson Consulting Agreement also contained provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

2. The First Amendment to the Consulting Agreement

On June 30, 2010, pursuant to the recommendations of the Audit Committee and the Compensation Committee, and the resolution of our Board dated June 27, 2010, we and Mr. Nissenson entered into a First Amendment to the Nissenson Consulting Agreement, effective as of April 1, 2010 (the “First Amendment”).

The First Amendment amended certain terms of the Nissenson Consulting Agreement, including, but not limited to: (i) the description of the services rendered by Mr. Nissenson, which was amended to auxiliary advisory and consulting services (excluding services rendered from the territory of the state of Israel), including in the areas of corporate management, strategy planning, business development, mergers and acquisitions, financing, and investors and debtors relations; (ii) the monthly fee payable to Mr. Nissenson, which was amended to $28,500 per month; (iii) the bearing of expenses, which was amended to include Mr. Nissenson's children as well; and (iv) the initial fixed term of the Nissenson Consulting Agreement, which was amended to be 8 years from the commencement date of January 1, 2007, and unless terminated as provided in the Consulting Agreement, was automatically renewable for additional terms of 3 years each.

The Employment and Severance Agreement terminated the Nissenson Consulting Agreement (as amended by the First Amendment), effective as of April 1, 2012.

 3. Termination of Employment Agreement with Swiftnet Limited (January 1, 2007 until March 31, 2010)

Mr. Nissenson was a party to a certain employment agreement with our former wholly owned UK subsidiary, Swiftnet Limited (“Swiftnet”), effective January 1, 2007, pursuant to which Mr. Nissenson served as Director of Business Development of Swiftnet (the “Swiftnet Employment Agreement”). Pursuant to the Swiftnet Employment Agreement, Mr. Nissenson was paid an annual salary of £48,000, payable in equal monthly payments of £4,000 each.

On June 30, 2010, Mr. Nissenson and Swiftnet agreed to terminate the Swiftnet Employment Agreement, effective as of April 1, 2010.

     4. The Employment Agreement (April 1, 2010 until March 31, 2012)

On June 30, 2010, pursuant to the recommendations of our Audit Committee, dated June 24, 2010, and our Compensation Committee, dated June 27, 2010, and the resolution of our Board dated June 27, 2010, we and Mr. Nissenson entered into an Employment Agreement (the “Nissenson Employment Agreement”), pursuant to which Mr. Nissenson was employed by us as our President and Chief Executive Officer, effective as of April 1, 2010.  Pursuant to the Nissenson Employment Agreement, Mr. Nissenson was paid an annual gross salary of $78,000, payable in equal monthly payments of $6,500 each. The initial employment period was from April 1, 2010 to March 31, 2015. The term was to be extended automatically for additional periods of 3 years each. Each party generally had the right to terminate the automatic extensions at any time for any reason, by providing 6 months advance written notice. However, as long as Mr. Nissenson controlled, directly and/or indirectly, 15% or more of the voting rights of our common stock, in the event that we elect to terminate the automatic extensions, Mr. Nissenson would be entitled to twelve months advance written notice from us. Notwithstanding the foregoing, Mr. Nissenson was entitled to terminate the Nissenson Employment Agreement at any time for any reason by providing us an 8 months advance written notice.

Mr. Nissenson had undertaken to execute a letter of undertaking regarding confidentiality and non-competition provisions, and preservation of our intellectual property. The Nissenson Employment Agreement also contained provisions relating to conflicts of interest and loyalty, as well as other customary terms and conditions.

The Employment and Severance Agreement terminated the Nissenson Employment Agreement, effective as of April 1, 2012.

5. The Severance Agreement (September 20, 2010 until March 31, 2012)

Pursuant to the Nissenson Consulting Agreement and the First Amendment, and upon the approval of our Board, we entered into a Severance Agreement with Mr. Nissenson on September 20, 2010 (the “Severance Agreement”).  Pursuant to the Severance Agreement, in the event that (a) either (1) we terminate the Nissenson Consulting Agreement (as amended) and/or the Nissenson Employment Agreement, for a reason other than cause, disability or death, or (2) Mr. Nissenson terminates the Nissenson Consulting Agreement (as amended) and the Employment Agreement for good reason, and (b) Mr. Nissenson (1) signs and delivers to us a Release of Claims satisfactory to us, and (2) complies with the applicable terms of the Severance Agreement, the Nissenson Consulting Agreement (as amended) and the Nissenson Employment Agreement, then Mr. Nissenson was to be entitled to certain severance benefits.

The severance benefits included: (a) a lump sum payment consisting of (1) 3.5 months’ fee under the Nissenson Consulting Agreement (as amended) as then in effect, for each year or part thereof beginning on our inception and continuing until the termination date, and (2) 3.5 months’ salary under the Nissenson Employment Agreement as then in effect, for each year or part thereof beginning on our inception and continuing until the termination date, (b) full vesting of options which would have vested during the one-year period commencing on the termination date and which are not dependent on the achievement of a performance objective or objectives, (c) payment of outstanding and unpaid fees, bonuses, expenses, salaries and employee social and fringe benefits due pursuant to the Nissenson Consulting Agreement (as amended) as then in effect, and the Nissenson Employment Agreement prior to the termination date.

The initial term of the Severance Agreement was 4.5 years, beginning on September 20, 2010.  The term was to be automatically renewed for additional terms of 3 years for as long as the Nissenson Consulting Agreement (as amended) and the Nissenson Employment Agreement were in effect.

The Employment and Severance Agreement terminated the Nissenson Employment Agreement, effective as of April 1, 2012.

The Employment and Severance Agreement

As previously disclosed on Current report on Form 8-K filed March 6, 2012, on March 6, 2012, pursuant to the approval of our Board, following the recommendation of the Compensation Committee and the Audit Committee, we and NTSC entered into the Employment and Severance Agreement with Mr. Nissenson. The Employment and Severance Agreement which became effective on April 1, 2012, provides that Mr. Nissenson shall serve as our President and Chief Executive Officer, and as the Chairman and Chief Executive Officer of NTSC.

The Employment and Severance Agreement was entered into primarily to provide for relocation benefits for Mr. Nissenson in his relocation from Israel to Texas. The Employment and Severance Agreement supersedes the Prior Agreements discussed herein and is on substantially similar terms as previously disclosed in the Prior Agreements; provided, however that the Employment and Severance Agreement also provides for (i) the employment of Mr. Nissenson as Chairman and Chief Executive Officer of NTSC, (ii) certain relocation benefits, and (iii) a change in seniority related to the severance pay calculation that references Mr. Nissenson’s initial employment in 1999.

The initial term of the Employment and Severance Agreement is 5 years, beginning on April 1, 2012.  The term shall be automatically renewed for additional terms of 3 years for as long as the Employment and Severance Agreement is in effect.

B.            Keinan/Nissenson Agreement

On July 29, 2010, Abraham Keinan (our former Chairman of the Board and former significant shareholder) appointed Guy Nissenson to act as Mr. Keinan’s proxy in respect of all shares of our common stock that Mr. Keinan owns or holds, now or in the future, directly and/or indirectly, or over which Mr. Keinan has proxy authority (the “Keinan Proxy”). The Keinan Proxy is irrevocable, and subject to NRS 78.355, will remain in effect for as long as Mr. Nissenson is the record or beneficial holder of 100,000 or more shares of our common stock or is a director or an executive officer of ours.

C.           Securities Purchase Agreement with Burlingame Equity Investors, LP

On March 23, 2010, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing shareholder, Burlingame Equity Investors, LP (“Burlingame”), pursuant to which Burlingame agreed to purchase from us and we agreed to sell and issue to Burlingame our following securities for an aggregate purchase price of $6,000,000 (the “Purchase Price”) (the “Burlingame Transaction”):

(1) Senior Promissory Note (as amended on May 2, 2011): A senior promissory note in the aggregate principal amount of $3,500,000, maturing on March 22, 2013 (the “Note”).  Interest accrued at an annual rate of 10% and was payable quarterly (commencing on June 30, 2010 and on the 15 th of each September, December, March and June thereafter) in cash. The Note ranked pari passu in rights of liquidation with our Series A Bonds issued in Israel on December 13, 2007.

(2) Shares of our common stock:  2,173,913 shares of our common stock (the “Burlingame Shares”). The Burlingame Shares were priced at $1.15 per share for a total purchase price for the Burlingame Shares of $2,500,000.

(3) Common Stock Purchase Warrant:  A warrant to purchase 950,000 shares of our common stock, which shall be exercisable at a price of $1.10 per share until November 2, 2017 (as adjusted in November 2011) (the “Warrant”). The number of shares issuable upon exercise of the Warrant (the “Warrant Shares”), and/or the applicable exercise price, may be proportionately adjusted in the event of a stock dividend, distribution, subdivision, combination, merger, consolidation, sale of assets, spin-off or similar transactions.

The Purchase Agreement, Note and Warrant included representations, warranties, and covenants customary for a transaction of this type.

Under the Purchase Agreement, we granted to Burlingame certain registration rights with respect to the Burlingame Shares and the Warrant Shares (the “Registrable Securities”).

Following the execution of the Purchase Agreement, the Burlingame Transaction was consummated, and the Purchase Price was paid to us and the Note was delivered to Burlingame. The Burlingame Shares and the Warrant were authorized for issuance by us, and were issued and delivered to Burlingame upon receipt of approval of the listing for trading of the Burlingame Shares and the Warrant Shares on the NYSE MKT and the TASE.

The Registrable Securities have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-168317) which was declared effective by the SEC on August 5, 2010.

We used the net proceeds from the Burlingame Transaction for working capital purposes.

On June 22, 2012, we paid Burlingame an aggregate of $3,506,805.56 representing payment in full of the outstanding principal due under the Note plus all accrued and unpaid interest.

Prior to the Burlingame Transaction, Burlingame and its affiliates were the beneficial owners of an aggregate of approximately 5.7% of our common stock. There were no other material relationships between us or our affiliates and Burlingame.

D.           Free Cash Flow Participation Agreement with NTS Holdings, Inc.

We entered into a Free Cash Flow Participation Agreement (the “Participation Agreement”) with NTS Holdings, Inc., an entity owned by Brad Worthington (EVP and COO of NTSC), Jerry Hoover (former executive officer of  NTSC), and Barbara Baldwin (former executive officer of NTSC) pursuant to which NTS Holdings will be entitled to a payment from us of an amount equal to 5% of the aggregate excess free cash flow generated by our U.S. Operations, which is defined in the Participation Agreement as our operations and our U.S. subsidiaries, which include Xfone USA, NTSC and their respective subsidiaries, as well as any U.S. entity that we acquire directly, or indirectly through our subsidiaries in the future (a “Future Acquisition”). NTS Holdings will be entitled to the participation amount beginning at such time as we have received a full return of our initial invested capital, plus an additional 8% return per year, in connection with the acquisition of NTSC (as well as in connection with any Future Acquisition).

The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms. Termination of the Participation Agreement may occur upon a sale or buyout of our U.S. Operations, at the option of the purchaser in any such transaction, and in the limited circumstances set forth in the Participation Agreement.

E.           Shareholder Value, Ltd.

Shareholder Value, Ltd. is a Texas limited partnership which owns 100% of the building in Lubbock, Texas, from which NTSC leased space for its corporate offices, Network Control Center, Customer Care and Internet help desk locations until the lease expired on September 30, 2013, and the Company moved its offices to 1220 Broadway in Lubbock, Texas. NTS Properties, LLC is a Texas limited liability company that serves as the general partner of Shareholder Value and, in that capacity, owns 1% of Shareholder Value. The remaining 99% of Shareholder Value is owned by a small group of investors, which includes several former shareholders of NTSC who sold their respective interests in NTSC to us in connection with our acquisition of NTSC in February 2008. To our knowledge, during 2012, Brad Worthington (EVP and COO of NTSC), Jerry Hoover (former executive officer of NTSC), and Barbara Baldwin (former executive officer of NTSC) sold all their interests in Shareholder Value.

NTS Properties was a wholly owned subsidiary of NTSC prior to the consummation of our acquisition of NTSC in February 2008.  As a closing condition of the acquisition transaction, NTSC’s ownership interest in NTS Properties was distributed pro-rata to former shareholders of NTSC, including Mr. Worthington, Mr. Hoover and Ms. Baldwin who, to our knowledge, sold all their interests in NTS Properties during 2012.

 PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General

The Audit Committee of the Board of Directors is directly responsible for the appointment, retention, compensation and oversight of the work of our independent certified public accounting firm. In making its determination regarding whether to appoint or retain a particular independent certified public accounting firm, the Audit Committee takes into account the views of management.

The Audit Committee has appointed Baker Tilly Virchow Krause, LLP (“Baker Tilly”), an independent member of Baker Tilly International, as our independent certified public accounting firm for the fiscal year ending December 31, 2013. Baker Tilly acted in such capacity since its appointment in May 2009. The Audit Committee has considered whether Baker Tilly’s provision of services other than audit services is compatible with maintaining independence as our independent certified public accounting firm and determined that such services are compatible. Baker Tilly has no interest, financial or otherwise, in our Company.

Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee to appoint Baker Tilly as our independent certified public accounting firm, our Audit Committee has recommended that our Board of Directors solicit the vote of our stockholders to ratify the appointment of Baker Tilly. Accordingly, stockholders are being requested to ratify the appointment of Baker Tilly as our independent certified public accounting firm for the fiscal year ending December 31, 2013. If the stockholders do not ratify the appointment of Baker Tilly, the appointment of the independent certified public accounting firm will be reconsidered by the Audit Committee. If the appointment of Baker Tilly is ratified, the Audit Committee will continue to conduct an ongoing review of Baker Tilly’s scope of engagement, pricing and work quality, among other factors.

We do not currently expect a representative of Baker Tilly to physically attend the Meeting, however, it is anticipated that a Baker Tilly representative will be available to participate in the Meeting via telephone or video conference with the opportunity to make a statement if the representative wishes to do so, and in order to respond to appropriate questions.

Audit and Non-Audit Fees

Our Audit Committee pre-approved all audit and non-audit services provided to us during the periods listed below. The Audit Committee approves discrete projects on a case-by-case basis that may have a material effect on our operations and also considers whether proposed services are compatible with the independence of the public accountants.

Aggregate fees for professional services rendered to us by Baker Tilly for the fiscal years ended December 31, 2012 and 2011 are:

	Fiscal Year
	2012	2011

Audit Fees (1)	$180,750	$154,650
Audit-Related Fees (2)	12,500	10,000
Tax Fees (3)	20,000	32,900
All Other (4)	12,085	15,116
Total	$225,335	$212,666
________________________

(1)
Audit Fees consisted of audit work and review services, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, and assistance with and review of documents filed with the SEC.

(2)	Audit-related Fees consisted principally of the audit of our employee benefit plan and other attest services.

(3)	Tax Fees consisted of $0 in 2012 and $10,900 in 2011 for professional consulting services; and $20,000 in 2012 and $22,000 in 2011 in connection with tax compliance services

(4)	All Other Reimbursement for expenses in connection with professional services rendered to us.

During 2011, we paid fees for professional services related to statutory audit and tax compliance in Israel provided to us by Baker Tilly (Horowitz Idan Sabo Tevet) in the amount of $24,100.

At the Meeting a vote will be taken on a proposal to ratify the appointment of Baker Tilly as our independent certified public accountants for the fiscal year ending December 31, 2013.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests; consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our success in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and accompanying narrative disclosure is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Act and Section 14A of the Exchange Act also enables our stockholders to indicate their preference regarding how frequently we should seek non-binding advisory votes on the compensation of our named executive officers, as disclosed in our proxy statements pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two, or three years. Alternatively, stockholders may abstain from casting a vote.

Recommended Frequency of Advisory Vote on Compensation

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a three-year interval for the stockholder advisory votes on executive compensation.

Effect

While the Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding stockholder advisory votes on the approval of our named executive officer compensation practices should be held every year, every two years or every three years. The option among those choices receiving the highest number of votes cast in person or by proxy at the annual meeting will be deemed to be the frequency preferred by our stockholders. The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority of the votes cast support such frequency, the Board will consider our stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold stockholder advisory votes on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE TO HAVE THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION OCCUR EVERY THREE YEARS.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee oversees the integrity of our financial statements and reporting process, overseeing our compliance with legal and regulatory requirements, overseeing the independent auditor’s qualifications and independence, and overseeing the performance of our internal audit function and independent auditors.

The Audit Committee is governed by a charter which was originally adopted by the Board on November 24, 2004 and most recently amended on January 17, 2013.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of our financial statements for the fiscal year ended December 31, 2012, the Audit Committee met in person or by teleconference  with management and our independent auditors, including meetings by teleconference with our independent auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent auditors. The Audit Committee’s review included discussion with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) (AICPA,  Professional Standards , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to our independent auditors, the Audit Committee, among other things, discussed with Baker Tilly matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

This report has been furnished by the Audit Committee of the Board of Directors.

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented at the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

A shareholder seeking to present a proposal pursuant to Rule 14a-8 to be considered for inclusion in our proxy statement for the 2013 Annual Meeting of Stockholders, must submit the proposal in accordance with Rule 14a-8 and deliver it to us at our principal executive offices no later than the close of business on July 23, 2014. If the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in our proxy materials is instead a reasonable time before we begin to print and send our proxy materials for that meeting. Only those proposals that comply with the requirements of Rule 14a-8 will be included in our proxy statement for our next year's annual meeting.

Shareholders seeking to bring business before the 2013 Annual Meeting of Stockholders outside of Rule 14a-8, or to nominate candidates for election as directors at the 2013 Annual Meeting of Stockholders, must provide timely written notice to us and comply with certain other requirements specified in our Bylaws and our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), described above. Pursuant to article 2.4 of our Bylaws, any stockholder proposal or director nomination submitted in connection with our 2013 Annual Meeting of Stockholders (other than proposals brought under Rule 14a-8 (or any successor provision), which proposals are not governed by this Bylaw provision) (“Notice”) must be received at our principal executive offices no less than 60 and no more than 90 calendar days prior to the first anniversary of the date of the 2013 Annual Meeting of Shareholders and must otherwise comply with our Bylaws and the Policy. In the event that the date of the 2014 Annual Meeting is more than 60 days before or after such anniversary date, in order to be timely, the Notice must be so received (i) not later than the later of the 60 th day prior to the 2014 Annual Meeting or the 10 th day following the day on which public announcement of the date of the 2014 Annual Meeting is first made by the Company and (ii) not earlier than the 90 th day prior to the 2014 Annual Meeting.

DISSENTER’S RIGHTS

Neither Nevada law nor our Articles of Incorporation or Bylaws provide our shareholders with dissenters’ rights in connection with the matters described in this Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to NTS, Inc. Attn: Alon Reisser, Corporate Secretary, 1220 Broadway, Lubbock, TX 79401 or by telephone at 806-771-5212. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at:  http://www.transferonline.com/proxydocs/nts.

*************

It is important that your shares be represented at the Meeting.  While you have the matter in mind, please complete, sign and return the enclosed proxy card.

By order of the Board of Directors,

Date: November 1, 2013	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Chairman of the Board

Form of Proxy Card

NTS, INC.

PROXY CARD

       Annual Meeting of Stockholders - December 18, 2013

Registered Holders Only: There are three ways to vote:

1)           VOTE AT THE MEETING.

2)           VOTE BY MAIL: Mark, sign and date this Proxy Card and return it in the enclosed postage paid envelope to:  Transfer Online, 512 SE Salmon Street, Portland, OR 97214.

3)           VOTE BY INTERNET: Cast your ballot electronically, in accordance with the following instructions:

(i)	Contact our Corporate Secretary, Alon Reisser at alon@ntscominc.com, or Mark Knight from Transfer Online at mark@transferonline.com, to obtain your personal Security Code

(ii)	Go online to www.transferonline.com/proxy

(iii)	Enter the Proxy Code (392) and your personal Security Code

(iv)	Press Submit

(v)	Make your selections

(vi)	Press Submit

If you vote by Internet, please do not mail your Proxy Card

***

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guy Nissenson and/or Niv Krikov with full power of substitution, proxy to vote all of the shares of NTS, Inc. (the "Company") common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NTS, Inc., to be held on December 18, 2013, at the offices of Sichenzia Ross Friedman Ference LLP located at 61 Broadway, 32nd Floor, New York, NY 10006, United States. The meeting will commence at 11:30 a.m. local time and at all adjournments thereof, upon the matters specified on the back side of this Proxy Card, all as more fully described in the Proxy Statement dated November 1, 2013 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

[The remainder of the page is intentionally left blank]

1.           To re-elect 9 (nine) directors, each such director to serve until the 2014 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death. The current members of the Board of Directors up for re-election are as follows: Guy Nissenson, Shemer S. Schwarz, Arie Rosenfeld, Timothy M. Farrar, Alan L. Bazaar, Don Carlos Bell III, Andrew J. MacMillan, Jeffrey E. Eberwein and Richard K. Coleman, Jr.

☐ FOR ALL NOMINEES ☐ WITHHELD FOR ALL NOMINEES

INSTRUCTION:  To withhold authority to vote for any individual, write that nominee's name in the space provided below:

___________________________________________________________________________________________________

2.           To ratify the appointment of Baker Tilly Virchow Krause, LLP, as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2013.

☐ FOR ☐ AGAINST           ☐ ABSTAIN

3.           To approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers.

☐ FOR ☐ AGAINST           ☐ ABSTAIN

4.           To approve, by a non-binding advisory basis, the frequency of stockholder advisory votes relating to the Company's executive compensation.

☐ 1 (ONE) YEAR  ☐ 2 (TWO) YEARS    ☐ 3 (THREE) YEARS   ☐ ABSTAIN

5.  In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

Every properly signed proxy card will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY CARD WILL BE VOTED “FOR ALL NOMINEES” ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION TO OCCUR EVERY 3 (THREE) YEARS ON PROPOSAL 4.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy card heretofore given.

Date: __________________

_______________________          _______________________
(Print name of Shareholder)               (Print name of Shareholder)

_______________________         _______________________
(Signature)                                           (Signature)

Number of Shares:    ________________

Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.